EXHIBIT 99.1

WCA Waste Corporation Completes Two Acquisitions

HOUSTON, Jan. 3, 2007 (PRIME NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced that it has completed two tuck-in acquisitions.

The acquisition of Southwest Dumpster, Inc. located in Ft. Myers, Florida marks WCA's entry into the collection business in the Ft. Myers market where the Company also owns and operates a transfer station. Southwest operates nine routes and generates approximately $4.2 million of annual revenue. The waste will be immediately internalized into one of two Company owned landfills located in Florida.

WCA also acquired Sunrise Disposal located in Springfield, Missouri. Sunrise operates six routes servicing approximately 7,300 customers and generates approximately $1.3 million of annual revenue. The waste will be internalized into the Company owned Black Oak Landfill.

"Our previously announced capital plan allows WCA to continue with its growth strategy of acquiring tuck-in collection operations and pursuing new market opportunities," stated Tom Fatjo, Chairman and Chief Executive Officer. "We are actively pursuing additional acquisition opportunities and look forward to reporting our progress in the near future."

WCA Waste Corporation is an integrated company engaged in the transportation, processing, and disposal of non-hazardous solid waste. The Company's operations consist of twenty landfills, twenty-one transfer stations/material recovery facilities and twenty-five collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1736

Safe Harbor for Forward-Looking Statements

This press release may contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "assume," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. This is true of our description of our acquisition strategy and our capital plan (and the effects of such strategy and plan) for example. Such statements include, but are not limited to, plans, objectives, expectations, intentions and other statements that are not historical facts.

All such statements are based upon the current beliefs and expectations of WCA's management and are subject to significant risks and uncertainties. Some of those risks and uncertainties have been more fully described in "Risk Factors and Cautionary Statement about Forward-Looking Statements" in WCA's Annual Report on Form 10-K with respect to the year ended December 31, 2005 and its Quarterly Report on Form 10-Q with respect to the quarterly period ending on March 31, 2006. The risks and uncertainties include, without limitation: any weakness in the economy related to our markets may result in reductions in demand for the Company's services, we may not be able to integrate acquired businesses successfully, revenue and other synergies from the acquisition may not be fully realized or may take longer to realize than expected, we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory or other reasons, we may suffer unexpected liabilities associated with our acquisitions, disruptions from the acquisition may make it more difficult to maintain relationships with customers, potential increases in commodity, insurance and fuel prices could increase our operating expenses significantly and we face the risk of new and changing regulation. Please consider these factors carefully in evaluating the forward-looking statements and do not place undue reliance on such forward- looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

CONTACT:  WCA Waste Corporation
          Tommy Fatjo
          (713) 292-2400